Exhibit 10.24



                       LOAN AGREEMENT

THIS LOAN AGREEMENT (the "Agreement") is executed as of November 30, 2004, by and between 231 Norman Avenue, LLC, a New York limited liability company (the "Borrower"), whose address for purposes of this Agreement is 231 Norman Avenue, Brooklyn, New York, 11222, and DCI USA, Inc. (the "Lender"), whose address for purposes of this Agreement is 231 Norman Avenue, Brooklyn, New York 11222.

RECITALS

     A. Borrower recently acquired an additional 25% of the total membership interests ("the Borrower's Additional Interest"), of 231 Norman Avenue Property Development, LLC, a New York limited liability company ("the Property Owner"), which in turn owns fee simple certain real property described in Exhibit A hereto (the "Property"). Prior to the acquisition of the Borrower's Additional Interest, the Borrower owned a 35% interest of the total membership interest in the Property Owner ("the Borrower's Original Interest"). The Borrower's Original Interest is currently subject to a loan agreement, promissory note, pledge agreement, option agreement, and modification and assignment agreement ("the Original Interest Loan Documents"), attached hereto as Exhibit B.

     B. Borrower proposes to borrow funds totaling six hundred thousand dollars ($600,000) ("the Loan Proceeds") from the Lender and to hypothecate the Borrower's Additional Interest in favor of the Lender to secure the repayment of the Loan Proceeds.

NOW, THEREFORE, Borrower and Lender agree as follows:

ARTICLE 1. DEFINITIONS

1.1. Defined Terms. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms as set forth in the Recitals above shall have the meanings defined or as set forth in the Recitals. Certain other capitalized terms as used only in specific sections of this Agreement are defined in such sections.

     "Affiliate" means, as to any person or entity, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with, or which has the power to control the management or operations of, such person or entity.

     "Bankruptcy Code" means the Bankruptcy Reform Act of
1978 (11 U.S.C. 101-1330) as now or hereafter amended or recodified.

     "Business Day" means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Bank are open to the public for carrying on substantially all of Banks business functions. Unless specifically referenced in this Agreement as a Business Day, all references to days shall be to calendar days.


     "Default" shall have the meaning ascribed to such term in Section 11.1.

     "Distribution" means any transfer of cash or other property from Borrower to any constituent member or statutory manager thereof, whether characterized as a distribution, dividend, redemption, fee, re-payment of a loan or otherwise.

     "Effective Date" means the date hereof.

     "Extension Date" means June 15, 2007.

     "Loan" or "Loan Proceeds" means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: SIX HUNDRED
THOUSAND DOLLARS ($600,000.00).

     "Loan Documents" means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit C as Loan Documents.

     "Maturity Date" means June 15, 2006.

     "Note" means that certain Promissory Note Secured by the Pledge Agreement of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

     "Obligee" shall have the meaning ascribed to such term in Section 8.1.

     "Revised Operating Agreement of Borrower" means the limited liability company agreement of the Borrower dated as of November 29, 2004, in the form delivered to Lender, as hereafter amended, supplemented, replaced or modified as permitted in this Agreement.

     "Other Borrower Loan Documents" means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit C as Other Borrower Loan Documents.

     "Other Related Documents" means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit C as Other Related Documents.

1.2. Exhibits Incorporated. Exhibits A, B and C, all attached hereto, are hereby incorporated into this Agreement.

ARTICLE 2. LOAN

2.1. Loan. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of SIX HUNDRED THOUSAND DOLLARS ($600,000.00) said sum to be evidenced by the Note of even date herewith. The Note shall be secured, in part, by the Pledge Agreement of even date herewith, hypothecating the Borrower's Additional Interest. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used for any legal purpose of the Borrower, including but not limited to disbursement to its members.

2.2. Loan Documents. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit C as Loan Documents, together with those documents described in Exhibit C as Other Related
Documents. Notwithstanding anything to the contrary contained elsewhere within this Agreement, Lender agrees that is shall not record the Pledge Agreement until and if there is an event of Default hereunder.

2.3. Effective Date. The Effective Date is the date hereof.

2.4. Maturity Date; Prepayment. Upon the Maturity Date, all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds. Amounts owing under the Note may not be prepaid by Borrower without prior written approval.

     (a) Extension Date. At any time prior to the Maturity
Date or prepayment, the Lender may by written notice to Borrower extend the Maturity Date to the Extension Date, at which time the Extension Date becomes the new date of maturity of the Loan and Note.

2.5 Disbursement.

     (a) Disbursement Disbursement. Lender shall disburse pursuant to this Agreement and upon the Effective Date SIX
HUNDRED THOUSAND DOLLARS ($600,000) to Borrower
("Disbursement"). Borrower's attorney shall hold in escrow all of the Loan Documents, including but not limited to, this Agreement, the Note, and the Pledge Agreement, until the end of the Disbursement Date. If the Disbursement is made by the Disbursement Date, Borrower's attorney shall release to Lender all of the Loan Documents.

     (b) Reserved.

2.6. Credit for Principal Payments. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00a.m. Eastern Time) and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.7. Full Repayment. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a Satisfaction of the Pledge Agreement and otherwise release Lender's security interest in all other personal property collateral that secure the Loan; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such satisfaction: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such satisfaction and any sums then due and payable under the Loan Documents.

ARTICLE 3. DISBURSEMENT

3.1. Conditions Precedent. Lender's obligation to make any disbursements or take any other action under the Loan
Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

     (a) Reserved.

     (b) Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents;
and

     (c) There shall exist no Default, as defined in this Agreement or in any of the other Loan Documents.

3.2. Reserved.

ARTICLE 4. [Reserved]

ARTICLE 5. INSURANCE

Borrower shall, while any obligation of Borrower under any Loan Document remains outstanding, maintain at Borrower's sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender, except that equivalent insurance coverage maintained by the Property Owner shall satisfy the requirements of this Article:

5.1. Property Insurance. A Hazard Insurance policy, including, without limitation, such endorsements as Lender may require, insuring the Property Owner against damage to the Property and any improvements in an amount acceptable to Lender.

5.2. Flood Hazard Insurance. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender.

5.3. Liability Insurance. A policy of commercial general liability insurance with limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the any improvements from any cause whatsoever.

5.4. General. Borrower shall provide to Lender the originals of all required insurance policies, or other evidence of insurance acceptable to Lender. All insurance policies shall provide that the insurance shall not be cancelable or materially changed without ten (10) days prior written notice to Property Owner. Borrower shall provide to Lender evidence of any other hazard insurance Lender may deem necessary at any time during the Loan.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender's entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date that:

6.1. Authority/Enforceability. Borrower is in substantial compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, develop and operate the Property and any improvements as contemplated by the Loan Documents.

6.2. Binding Obligations. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents and such obligations are and shall continue to be valid and binding obligations of Borrower.

6.3. Formation and Organizational Documents. Borrower has delivered to Lender all formation and organizational documents of Borrower and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to or otherwise approved by Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents, to the extent permitted hereunder.

6.4. No Violation. Borrower's execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, limited liability company agreement, articles of incorporation, bylaws or other document; (b) materially violate any governmental requirement applicable to the Property and any improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) materially conflict with, or constitute a material breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is or the Property and any improvements are bound or regulated; or
(d) materially violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

6.5. Compliance with Laws. Borrower and Owner, individually and collectively, have, and at all applicable times shall have obtained, all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Property and any improvements for the applicable stage of development and operation, and shall maintain substantial compliance with all governmental requirements applicable to the Property and any improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business.

6.6. Litigation. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower's knowledge threatened, against Borrower, or affecting the Property or any improvements that are of a material nature and that, if successfully prosecuted against Borrower would create a material adverse change in the financial condition of Borrower.

6.7. Financial Condition. All financial statements and information relating to the financial condition of Borrower, the Property, and the any improvements, which have been heretofore and hereafter are delivered to Lender by Borrower, fairly and accurately represent as of the date of such delivery the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.8. [Reserved]

6.9. [Reserved]

6.10. Accuracy. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

6.11. Tax Liability. Borrower and Property Owner have filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable by Borrower or with respect to the Property, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

6.12. Utilities. All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property and any planned improvements are available at or within the boundaries of the Property, or Borrower has taken all steps reasonably necessary to date to assure that all such services will be available upon completion of any planned improvements.

6.13. Compliance. Borrower and Owner are familiar with and in substantial compliance with all governmental requirements and regulations affecting the Property and any use of the Property

6.14. Americans With Disabilities Act Compliance. Any improvements made to the Property have been or will be designed and shall be constructed and completed, and thereafter maintained, in general accordance and substantial compliance with all of the requirements of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. 12101, et seq., as amended from time to time. Borrower shall be responsible for all ADA compliance costs; provided however, Lender acknowledges and agrees that construction and operation of portions of the any improvements which are intended to satisfy the foregoing representation and warranty and any related covenant of Borrower may be funded by the Loan.

6.15. Business Loan. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower.

ARTICLE 7. HAZARDOUS MATERIALS

7.1. Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, and except as disclosed in the Environmental
Report or otherwise disclosed in writing to Lender prior to the date of this Agreement, Borrower hereby specially represents and warrants to the best of Borrower's knowledge as of the date of this Agreement as follows:

     (a) Hazardous Materials. The Property and any improvements are not and have not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are hazardous substances, hazardous wastes, hazardous materials, toxic substances, wastes, regulated substances, industrial solid wastes, or pollutants under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances or regulations (collectively, the Hazardous Materials). Hazardous Materials shall not include commercially reasonable amounts of such materials used in the ordinary course of preparation of the Property for construction, construction of the any improvements and operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

     (b) Hazardous Materials Laws. The Property and any improvements are in substantial compliance with all laws, ordinances and regulations relating to Hazardous Materials (Hazardous Materials Laws), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, CERCLA), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other applicable jurisdictions or orders and regulations.

     (c) Hazardous Materials Claims. There are no claims or actions (Hazardous Materials Claims) pending or threatened against Borrower, the Property or any improvements by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

7.2. Hazardous Materials Covenants. Borrower agrees as follows:

     (a) No Hazardous Activities. Except for the implementation of remediation programs or plans required under agreements, orders or consent decrees referenced in the Environmental Report, Borrower shall not cause or permit the Property or any improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

     (b) Compliance. Except to the extent such compliance is to be the result of the implementation of remediation programs or plans required under agreements, orders or consent decrees referenced in the Environmental Report, Borrower shall comply and cause the Property and any improvements to comply with all Hazardous Materials Laws.

     (c) Notices. Except for those matters set forth in the Environmental Report or otherwise disclosed in writing to Lender prior to the date of this Agreement, Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property and any improvements; (ii) any knowledge by Borrower that the Property and any improvements are not in material compliance with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

     (d) Remedial Action. Except with respect to any Hazardous Materials, violations of Hazardous Materials Laws and Hazardous Materials Claims that are to be remedied by the implementation of remediation programs or plans required under agreements, orders or consent decrees referenced in the Environmental Report, in response to the presence of any Hazardous Materials on, under or about the Property or any improvements, Borrower shall immediately take, at Borrower's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

     (e) Inspection By Lender. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property and any improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and any improvements.

     (f) Hazardous Materials Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER'S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, OR SATISFACTION OF THE PLEDGE AGREEMENT.

     (g) Legal Effect of Section. It is expressly understood that Borrower's duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Pledge Agreement, or transfer of the Property in lieu thereof; (ii) the release and satisfaction or cancellation of the Mortgage; and (iii) the satisfaction of all of Borrower's obligations under the Loan Documents.

ARTICLE 8. [Reserved]

ARTICLE 9. COVENANTS OF BORROWER

9.1. Expenses. Borrower shall immediately pay Lender upon demand all Lender's reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and
(c) the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, and the cost to Lender of any title insurance premiums, title surveys, satisfaction and notary fees. Borrower recognizes and agrees that Lender may, at its option, require inspection of the Property and any improvements by an independent supervising architect and/or cost engineering specialist.

9.2. [Reserved]

9.3. Leasing. Once the any improvements are completed and ready for occupancy, Borrower shall use its commercially reasonable efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

9.4. [Reserved]

9.5. Revenue to be Applied to Debt Service. Following the occurrence and during the continuation of any Default, no Distributions shall be made or distributed to any partner, venturer, member or equity investor of Borrower.

9.6. [Reserved]

9.7. Further Assurances. Upon Lender's request and at Borrower's sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

9.8. Assignment. Without the prior written consent of Lender, Borrower shall not assign Borrower's interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower's expertise, reputation, prior experience in developing and constructing commercial real property, Lender's knowledge of Borrower, and Lender's understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

9.9. Governing Documents. Without the prior written consent of Lender, Borrower shall not modify or permit to be modified the formation or organizational documents of Borrower, or any partners, joint venturers or members thereof.

9.10. WAIVER OF FIDUCIARY CLAIMS. BORROWER ACKNOWLEDGES THAT IT HAS GRANTED TO LENDER AN OPTION TO ACQUIRE THE PROPERTY IF AN EVENT OF DEFAULT HAS OCURRED. NEVERTHELESS, BORROWER ACKNOWLEDGES AND AGREES THAT LENDER IS ADVANCING FUNDS TO BORROWER AS EVIDENCED BY THIS AGREEMENT SOLELY IN ITS ROLE AS A THIRD PARTY LENDER, AND THAT THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS, TOGETHER WITH LENDER'S RIGHT TO EXERCISE ITS REMEDIES AS A LENDER IN THE EVENT OF ANY DEFAULT, IS COMPLETELY SEPARATE FROM ANY RIGHTS UNDER THE OPTION AGREEMENT. BORROWER FURTHER ACKNOWLEDGES THAT LENDER WOULD NOT HAVE MADE THE LOAN TO BORROWER WITHOUT THE WAIVER SET FORTH BELOW. THEREFORE, BORROWER, FOR ITSELF AND ON BEHALF OF BORROWER'S AFFILIATES AND ALL CONSTITUENT MEMBERS AND MANAGERS OF EITHER, HEREBY WAIVES ANY RIGHT THAT IT OR ANY SUCH AFFILIATE OR ANY OF SUCH CONSTITUENT MEMBERS OR MANAGERS WOULD OTHERWISE HAVE, UNDER ANY OF THE LOAN DOCUMENTS OR OTHERWISE UNDER ANY LEGAL THEORY BASED UPON STATUTORY OR COMMON LAW, TO BRING ANY CLAIM AGAINST LENDER OR ANY PARTY THAT CONTROLS LENDER, ASSERTING THAT LENDER'S ADVANCING FUNDS PURSUANT TO THIS AGREEMENT OR LENDER'S EXERCISE OF ITS RIGHTS OR REMEDIES AS A LENDER HEREUNDER OR UNDER THE MORTGAGE OR ANY OTHER LOAN DOCUMENTS, CONSTITUTES A BREACH BY LENDER OR ANY PARTY THAT CONTROLS LENDER OF ANY FIDUCIARY DUTY TO BORROWER, ANY BORROWER AFFILIATE OR TO THE CONSTITUENT MEMBERS OR MANAGERS OF EITHER. BY EXECUTING BELOW, BORROWER ACKNOWLEDGES THAT IT WAS ADVISED BY COMPETENT LEGAL COUNSEL IN REVIEWING THIS PROVISION, INCLUDING, WITHOUT LIMITATION, A DETAILED DISCUSSION OF THE FACT THAT LENDER'S EXERCISE OF ITS REMEDIES (FOR EXAMPLE, IN THE CONTEXT OF COST OVERRUNS THAT BORROWER IS UNABLE TO
FUND) WOULD DISPROPORTIONATELY AFFECT BORROWER'S CONSTITUENT MEMBERS WHO HOLD DISPROPORTIONATE PROFITS INTEREST IN BORROWER, AND THAT IT HAS ELECTED TO WAIVE ITS RIGHTS AND THE RIGHTS OF EACH BORROWER AFFILIATE AND EACH OF THEIR CONSTITUENT MEMBERS AND MANAGERS AS PROVIDED ABOVE IN CONSIDERATION OF LENDER'S AGREEMENT TO ADVANCE THE FUNDS EVIDENCED BY THIS AGREEMENT.

ARTICLE 10. REPORTING COVENANTS

10.1. Financial Information. Within thirty (30) days after Lender's request, Borrower shall Deliver to Lender such quarterly and other financial information regarding the Property, or Borrower, as Lender requests. If audited financial information is prepared, Borrower shall deliver to Lender copies of that information within fifteen (15) days after its final preparation. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied. Upon written request of Lender, Borrower use good faith efforts to obtain and deliver to Lender any specific financial reports and information pertaining to the members, managers, partners and shareholders of Borrower.

10.2. Books and Records. Borrower shall maintain complete books of account and other records for the Property and any improvements and for disbursement and use of the proceeds of the Loan and Borrower's Funds, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

ARTICLE 11. DEFAULTS AND REMEDIES

11.1. Default. The occurrence of any one or more of the following shall constitute an event of default (hereinafter, Default) under this Agreement and the other Loan Documents:

(a) Any Event of Default defined in the Pledge Agreement delivered by Borrower dated the date hereof; or

     (b) Performance of Obligations. Borrower's failure to perform any obligation under any of the Loan Documents within thirty (30) days following the date of delivery of written notice from Lender; or

     (c) Reserved; or

     (d) Liens, Attachment; Condemnation. (i) The recording of any claim of lien against the Property or any improvements and the continuance of such claim of lien for twenty (20) days without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender, subject to the provisions herein and the Pledge Agreement; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property or any improvements that is not otherwise offset by Borrower's deposit of sufficient restoration funds (including any applicable deductible amount under any applicable policy of casualty insurance) into a mutually agreed upon escrow account within forty-five (45) days after the occurrence of such event; or

     (e) Representations and Warranties. (i) The material failure of any representation or warranty of Borrower in any of the Loan Documents to be true, correct and complete as of the date made, and the continuation of such failure for more than ten (10) Business Days after written notice to Borrower from Lender requesting that Borrower cure such failure; or

     (f) Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) a general assignment by Borrower for the benefit of creditors; or (iii) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

     (g) Involuntary Bankruptcy. (i) The filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petitions material allegations regarding Borrower's insolvency; or (ii) the failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan, the Property or the any improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or forty-five (45) days after the date of filing of such involuntary petition; or

     (h) Partners; Indemnitors. The occurrence of any of the events specified in Section 11.1(f) or 11.1(g) as to any member of the Borrower; or

     (i) Change In Management or Control. The occurrence of any material management or organizational change in Borrower or in the partners, venturers or members of Borrower; or

     (j) Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property or any improvements subsequent to the Effective Date (to the extent not disclosed in the Environmental Report or otherwise disclosed in writing to Lender prior to the date of this Agreement); provided, however, if such Default is curable, but the nature of such failure is such that it cannot reasonably be cured within thirty (30) days, then if Borrower fails to commence a cure thereof within said time and thereafter fails to diligently pursue a cure thereof and fails to complete same within ninety (90) days after Lender's written demand. Any such Hazardous Materials shall be significant for this purpose if said Hazardous Materials, in Lender's sole discretion, have a materially adverse impact on the value of the Property and any improvements; or

     (k) Other Related Documents. The default by Borrower under any of the Other Related Documents following the satisfaction or expiration of any notice or cure periods applicable thereunder; or.

     (l) Financial Condition. If Lender determines, in its sole discretion, that there has been a material change in the financial condition of Borrower, and of the members of Borrower or of the Property;

11.2. Acceleration Upon Default; Remedies. Upon the occurrence of any Default specified in this Article XI, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan
Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account and Borrower's Funds Account to the sums owing under the Loan
Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

11.3. Disbursements to Third Parties. Upon the occurrence of a Default occasioned by Borrower's failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, or other funds of Lender. If such payment is made from proceeds of the Loan or from Borrower's Funds, Borrower shall immediately repay such funds upon written demand of Lender. The Default with respect to which any such payment has been made by Lender shall not be deemed cured until repayment has been made by Borrower to Lender.

11.4. Miscellaneous. Notwithstanding anything to the contrary in this Article XI or in any other provision of this Agreement, the parties herein acknowledge and agree that the Property Owner shall have the right without triggering an event of Default under this Agreement to obtain a construction loan up to $11 million and to mortgage the Property up to this amount for purposes of making the renovations currently under planning.

11.5. [Reserved]

11.6. [Reserved]

11.7. Repayment of Funds Advanced. Any funds expended by
Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

11.8. Rights Cumulative, No Waiver. All Lender's rights and remedies provided in this Agreement and the other Loan
Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time.
Lender's exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1. Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE
OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER'S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, ANY CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS, EXCEPT TO THE EXTENT CAUSED OR CONTRIBUTED TO BY THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER'S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, OR SATISFACTION OF THE PLEDGE AGREEMENT.

12.2. Form of Documents. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender's approval and shall not be modified, superseded or terminated in any respect without Lender's prior written approval, except to the extent otherwise provided in this Agreement.

12.3. No Third Parties Benefited. No person other than
Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan
Documents.

12.4. Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon receipt or rejection after the deposit in the United States Postal Service mail, certified postage prepaid-return receipt requested and addressed to the address of Borrower or Lender at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

12.5. Attorney-in-Fact. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower's attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender's or Borrower's name any notices, instruments or documents that Lender deems appropriate to protect Lender's interest under any of the Loan Documents.

12.6. Actions. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the any improvements, or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys fees and expenses and court costs.

12.7. Right of Contest. Borrower may contest in good faith any claim, demand, levy or assessment (other than liens, subject to the provisions herein of this Agreement) by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and (b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower's compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

12.8. Relationship of Parties. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or any improvements, except as expressly provided in this Agreement and the other Loan Documents.

12.9. Delay Outside Lender's Control. Lender shall not be liable in any way to Borrower or any third party for Lender's failure to perform or delay in performing under the Loan Documents if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lockout, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of G-d or other cause or event beyond Lender's control.

12.10. Attorneys Fees and Expenses; Enforcement. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

12.11. Immediately Available Funds. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

12.12. Lender's Consent. Wherever in this Agreement there is a requirement for Lender's consent and/or a document to be provided or an action taken to the satisfaction of Lender, it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

12.13. Related Party Transaction. The parties acknowledge that members of the Borrower are or may be considered related and/or affiliated parties of the Lender and waive any conflict of interest resulting therefrom.

12.14. Lender's Agents. Lender may designate an agent or independent contractor to exercise any of Lender's rights under this Agreement and any of the other Loan Documents.
Any reference to Lender in any of the Loan Documents shall include Lender's agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

12.15. Reserved.

12.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

12.17. Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender's obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

12.18. Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

12.19. Time. Time is of the essence of each and every term of this Agreement.

12.20. Headings. All article, section or other headings appearing in this Agreement and any of the other Loan
Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

12.21. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of New York having proper venue and also consent to service of process by any means authorized by New York or federal law.

12.22. Integration; Interpretation. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or any improvements shall include all or any part of the Property or any improvements. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

12.23. Joint and Several Liability. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

12.24. Counterparts. This Agreement, any of the other Loan Documents (except for the Note), any Other Related Documents and any subsequent modifications, amendments, waivers, consents or supplements thereof, if any, may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

                            Lender:

                            DCI USA, Inc.

                           By: /s/ Adam Ofek
                           Lender's US address:
                           231 Norman Avenue
                           Brooklyn, New York 11222

                           BORROWER:
                           231 Norman Avenue, LLC

                           By: /s/ David Yerushalmi
                           Borrower's address:
                           231 Norman Avenue
                           Brooklyn, New York 11222